UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

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Blackstone Secured Lending Fund
(Exact name of Registrant as specified in its charter)

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Delaware	814-01299	82-7020632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
New York, New York 10154
(Address of principal executive offices and zip code)

(212) 503-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.001 par value per share	BXSL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.       Entry into a Material Definitive Agreement.

On August 10, 2026, Blackstone Secured Lending Fund (the “Company”) entered into a fifth amendment (the “Fifth Amendment”) to the second amended and restated senior secured credit agreement, dated June 28, 2022, by and among the Company, as borrower, Citibank, N.A., as administrative agent and collateral agent, and each of the lenders from time to time party thereto (as amended by the Fifth Amendment, the “Credit Agreement”). The Fifth Amendment provides for, among other things, (a) an extension of the period during which the Company may make borrowings under the Credit Agreement of certain revolving commitments from August 4, 2029 to August 10, 2030, (b) an extension of the maturity date with respect to the revolving commitments from August 4, 2030 to August 10, 2031 (other than with respect to the revolving commitments of certain lenders in the amount of $200.0 million, which mature on June 28, 2027), (c) a change in the aggregate commitments under the Credit Agreement from $2.425 billion to $2.375 billion, which is comprised of (i) an increase in the revolving commitments of $45.0 million and the expiration of revolving commitments of $200.0 million of certain lenders to an aggregate amount of $1.9 billion and (ii) an increase in the funded term loan commitments by $5.0 million to an aggregate principal amount of $438.5 million, (d) a resetting of the minimum shareholders’ equity, and (e) the payment of certain fees as agreed between the Company, the Administrative Agent and the lenders party thereto.

The foregoing description is only a summary of the material provisions of the Fifth Amendment, and is qualified in its entirety by reference to the copy of the Fifth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Fifth Amendment.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.       Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibits
10.1

Amendment No. 5, dated August 10, 2026, to the Second Amended and Restated Senior Secured Credit Agreement, dated June 28, 2022, by and among the Company, each of the Lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE SECURED LENDING FUND
Date: August 12, 2026	By:	/s/ Lucie Enns
	Name:	Lucie Enns
	Title:	Chief Legal Officer and Secretary